As filed with the Securities and Exchange Commission on December 14, 2001
                                                       Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              Fentura Bancorp, Inc.
            (Exact name of registrant as specified in its character)


             MICHIGAN                                      38-2806518
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                  175 North Leroy, Fenton, Michigan 48430-0725
                                 (810) 750-8725
               (Address including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)


                                            Copies of Communications to:
          Donald L. Grill                         Donald L. Johnson
       Fentura Bancorp, Inc.            Varnum, Riddering, Schmidt & Howlett LLP
          175 North Leroy                       333 Bridge Street NW
    Fenton, Michigan 48430-0725             Grand Rapids, Michigan 49504
          (810) 629-2263                          (616) 336-6000
(Name, address, including zip code, and telephone number, including area code of agent for service)

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
                            -------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                      CALCULATION OF REGISTRATION FEE
----------------------- ------------------- ----------------------- ------------------------- -----------------------
                                                  Proposed                 Proposed
                                                   Maximum                  Maximum
                                                   Offering                Aggregate                Amount of
 Title of Securities       Amount Being           Price Per                 Offering               Registration
   Being Registered         Registered             Unit (1)                Price (1)                   Fee

----------------------- ------------------- ----------------------- ------------------------- -----------------------
     Common Stock           100,000 Shares          $25.50              $2,550,000.00                $650.00
----------------------- ------------------- ----------------------- ------------------------- -----------------------

(1) For purposes of calculating the registration fee only, the price shown is based upon a per share price of $25.50, the average of the bid and ask prices for the Common Stock of Registrant on December 12, 2001, in accordance with Rule 457(c).
                           -------------------------

Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, the Prospectus filed as a part of this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                              FENTURA BANCORP, INC.

            AMENDED AND RESTATED AUTOMATIC DIVIDEND REINVESTMENT PLAN

                  OFFERING UP TO 100,000 SHARES OF COMMON STOCK

     The Amended and Restated Automatic Dividend Reinvestment Plan of Fentura Bancorp, Inc., described herein, provides holders of our common stock with a convenient method of purchasing additional shares of common stock without payment of any brokerage commission or service charge.

     The shares purchased under the plan may be newly issued shares or shares purchased for plan participants in the open market, at our option. The plan does not represent a change in our dividend policy or a guarantee of future dividends, which will continue to depend on earnings, financial requirements and other factors. Any shareholder of record owning not more than 9.9% of the total outstanding common stock of Fentura Bancorp, Inc. in their own name is eligible to participant in the plan.

     Shareholders of our common stock who enroll in the plan will continue to be enrolled unless they notify The State Bank that they wish to withdraw from participation (see "Description of the Plan"). Our shareholders who do not wish to participate in the plan will continue to receive cash dividends (if any), as and when declared by our board of directors.

     This Prospectus relates to shares of Fentura Bancorp, Inc. common stock registered for purchase under the Fentura Bancorp, Inc. Amended and Restated Automatic Dividend Reinvestment Plan. It is suggested that this Prospectus be retained for future reference.

                                ----------------

                   THESE SECURITIES HAVE NOT BEEN APPROVED OR
                   DISAPPROVED BY THE SECURITIES AND EXCHANGE
                COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

                  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER
                  TO SELL OR A SOLICITATION OF AN OFFER TO BUY
                ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS
                    IN ANY JURISDICTION TO ANY PERSON TO WHOM
             IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

                                ----------------

                THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT
                SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT
              INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.

                                ----------------

                The date of this Prospectus is December 14, 2001

                                TABLE OF CONTENTS


                                                                            PAGE


AVAILABLE INFORMATION..........................................................1


FENTURA BANCORP, INC...........................................................1


USE OF PROCEEDS................................................................1


DESCRIPTION OF THE PLAN........................................................1


LEGAL OPINION..................................................................5


EXPERTS........................................................................5


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................5


INDEMNIFICATION................................................................6

                              AVAILABLE INFORMATION

     We are subject to the information requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information are available to the public over the Internet at the SEC's website at http://www.sec.gov. Also, any document we file with the SEC can be inspected and copied at the offices of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located in New York, New York, Chicago, Illinois, Miami, Florida, Denver, Colorado and Los Angeles, California. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms or obtaining copies of any materials.

     We have filed with the SEC a Registration Statement on Form S-3 (together with all amendments and exhibits thereto referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the common stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to Fentura Bancorp, Inc. and the common stock offered hereby, reference is made to the Registration Statement, including documents incorporated by reference. Statements contained in this Prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

     We will furnish without charge to each person to whom this Prospectus is delivered, upon the person's written or oral request, a copy of any or all of the documents described under the caption "Incorporation of Certain Documents by Reference," other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

                              Fentura Bancorp, Inc.
                                 175 North Leroy
                             Fenton, Michigan 48430
                                 (810) 750-8725


                              FENTURA BANCORP, INC.

     Fentura Bancorp, Inc. is a financial holding company registered under the Bank Holding Company Act, as amended, and the Gramm-Leach-Bliley Act. We offer a full range of banking services and financial products through our subsidiary banks: currently, The State Bank and Davison State Bank. Our principal executive offices are located at 175 North Leroy, Fenton, Michigan 48430-0725, telephone
(810) 629-2263.

                                 USE OF PROCEEDS

     We have no basis for estimating precisely the prices at which the shares of our common stock will be sold. However, we propose to use the net proceeds from the sale of shares of common stock pursuant to the plan, when and as received, for general corporate purposes, including investments in or advances to our subsidiaries.

                             DESCRIPTION OF THE PLAN

     The Fentura Bancorp, Inc. Amended and Restated Automatic Dividend Reinvestment Plan is described in the following questions and answers. The plan was approved by our board of directors on October 25, 2001, and became effective as of December 14, 2001. We have initially reserved 100,000 shares of our authorized and unissued common stock for issuance under the plan. All shares of our common stock issued and to be issued pursuant to the plan have been or will be, when issued, fully paid and nonassessable.

     1. WHAT IS THE PURPOSE OF THE PLAN AND WHAT ARE ITS ADVANTAGES?

     The plan offers a convenient and economical way for the record holders of our common stock to increase their ownership of shares of our common stock without incurring brokerage commissions or service charges and without having to pay full dealer mark-ups, if any.

     To the extent that shares purchased under the plan are purchased from our authorized and unissued shares of common stock, we will use the proceeds of the sale for working capital or other general corporate purposes including investments in or advances to our subsidiaries.

     A participant in the plan may:

          (a) automatically reinvest cash dividends of all shares of common stock;

          (b) automatically reinvest cash dividends of less than all shares of our common stock and continue to receive cash dividends on remaining shares;

          (c) avoid trading fees, service charges or other fees in connection with purchases under the plan;

          (d) avoid record keeping requirements and costs for any and all shares held by The State Bank through the free custodial service and reporting provisions of the plan.

     2. WHO ADMINISTERS THE PLAN AND WHAT REPORTS WILL PARTICIPANTS RECEIVE CONCERNING THE PLAN?

     The State Bank will administer the plan and will directly purchase shares of our common stock from us or make market purchases of our common stock under the plan for the participants. The State Bank will send each participant a statement as soon as practicable following each purchase of shares of our common stock. The State Bank will also provide plan participants with copies of any amendments to the plan and any prospectuses relating to the plan together with information for reporting dividend income for Federal income tax purposes. The State Bank will maintain shares purchased under the plan as "book entry" non-certificated securities. This means that paper certificates for shares purchased under the plan will not be issued or sent to participants, to protect participants from loss, theft or destruction of stock certificates, unless a participant requests otherwise (see Question Number 10: "WILL CERTIFICATES BE ISSUED TO PLAN PARTICIPANTS FOR SHARES PURCHASED?" below).

     All inquiries, notices, requests and other communications by participants concerning the plan should be sent to:

                                 The State Bank
                                 175 North Leroy
                                 Fenton, Michigan 48430
                                 (800) 750-8725

     We reserve the right to delegate the administration of the plan at any time and without prior notice to plan participants.

     3. WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     Any shareholder of record owning not greater than 9.9% of the outstanding shares of our common stock in his or her own name is eligible to participate in the plan. If any shareholder owns stock which is registered in a different name and wishes to participate in the plan, it will be necessary for him or her to withdraw his or her shares from "street name" or other registration and register the stock in his or her own name.

     4. HOW DOES AN ELIGIBLE STOCKHOLDER PARTICIPATE?

     Any eligible shareholder may participate in the plan at any time by completing a Shareholder Authorization Form and returning it to The State Bank. The Shareholder Authorization Form will direct The State Bank to apply cash dividends from shares of our common stock, owned of record by the participant and designated in the Shareholder Authorization Form, to be used to purchase shares of our common stock. If a Shareholder Authorization Form is received later than the record date for a cash dividend, the dividend will be paid to the participant in cash and participation in the plan will begin as of the next dividend payment date. A new Shareholder Authorization Form, decreasing or increasing the amount of stock subject to the plan, may be submitted at any time.

     Shareholders may choose to either:

          Use the cash dividends paid on ALL shares of our common stock owned by the participant at the dividend record date to purchase as many shares as possible.

          Use the cash dividends paid on ONLY A SPECIFIED NUMBER of shares (rounded to the nearest whole share) of our common stock owned by the participant at the dividend record date to purchase as many shares as possible, with the remaining dividend paid to the participant by check.

     5. WHEN WILL FUNDS BE INVESTED UNDER THE PLAN?

     Cash dividends (if any) will be invested within a reasonable time after the dividend payment date.

     6. WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

     Shares purchased under the plan may come from our authorized and unissued shares, if we deem it advisable, or come from shares purchased in the open market. Any market purchases may be in negotiated transactions and may be on such terms as The State Bank may determine.

     7. WHAT IS THE PURCHASE PRICE OF THE SHARES?

     The purchase price of shares purchased pursuant to the plan will be at the "Current Market Price", as defined below. If shares of authorized but unissued common stock are purchased directly from us with a participant's cash dividends, the Current Market Price will be the average of the closing bid and asked prices during the five trading days immediately preceding the dividend payment date. If purchases are made in the open market, the Current Market Price will be the weighted average price of the shares purchased for all plan participants in respect to a particular dividend payment date.

     8. HOW MANY SHARES OF OUR COMMON STOCK WILL BE PURCHASED FOR A PARTICIPANT?

     The number of shares of our common stock to be purchased depends on the amount of the participant's dividends and the price paid for the shares. Dividends designated by a participant will be used to purchase as many shares as possible. (See Question Number 4: "HOW DOES AN ELIGIBLE STOCKHOLDER PARTICIPATE?" above).

     9. ARE ANY FEES OR EXPENSES INCURRED BY PARTICIPANTS IN THE PLAN?

     Plan participants will not be responsible for payment of any brokerage commissions or fees or service charges in connection with the purchase of shares of our common stock under the plan whether their shares are newly issued or purchased on the open market.

     10. WILL CERTIFICATES BE ISSUED TO PLAN PARTICIPANTS FOR SHARES PURCHASED?

     Normally, paper certificates for shares purchased under the plan will not be issued to plan participants. Instead, shares purchased for each participant will be credited to his or her shareholder account that The State Bank maintains and held in "book entry" form for safety and convenience. However, we may elect or a participant may choose (by written notice to The State Bank) to have certificates for any number of shares credited to participant's account furnished to that participant without affecting his or her participation in the plan.

     11. HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?

     A participant may withdraw from the plan at any time by notifying The State Bank in writing. If a participant's request to withdraw is received before a dividend record date, the amount of the dividend which would have otherwise been applied for the purchase of shares of our common stock on the related dividend payment date and all subsequent dividends will be paid to the withdrawing participant unless he or she re-enrolls in the plan (see Question Number 4: "How Does AN ELIGIBLE STOCKHOLDER PARTICIPATE?" above). If the request is received on or after the record date, but before the dividend payment date, shares will be purchased for the participant's account and, as a result, the procedure outlined below for delivery of certificates, sale of shares and cash payments will be followed.

     When a participant withdraws from the plan, he or she may request that a certificate for the whole shares credited to his or her account under the plan be issued to the participant. If the participant's account contains fractional shares, a cash payment equal to the fair market value of the common stock, as determined by us, multiplied by such fraction, together with certificates for the whole shares, will be mailed directly to the participate. A participant may not request that The State Bank sell the whole shares credited to his or her plan account or that we purchase any whole shares.

     Generally, it will require ten days to two weeks from the time notice of withdrawal from the plan is received until share certificates and the cash payment for any fractional shares are mailed to a participant. A longer time is required if the notice is received between a dividend record date and the dividend payment date.

     An eligible shareholder may again become a participant at any time following his or her withdrawal by following the procedures then in effect for enrollment in the plan (see Question Number 4: "How Does AN ELIGIBLE STOCKHOLDER PARTICIPATE?" above).

     12. WHAT HAPPENS IF WE ISSUE A STOCK DIVIDEND, DECLARE A STOCK SPLIT, OR HAVE A RIGHTS OFFERING?

     Stock dividends in the form of common stock or split shares we distribute on shares of common stock held in "book entry" form for a participant will be credited to the participant's shareholder account. Certificates for stock dividends and split shares distributed on shares of our common stock that are held in certificate form by and in the name of the participant will be mailed directly to that participant. In the event of a subscription rights offering or a dividend in the form of stock other than our common stock, such rights or such stock will be mailed directly to participants in the plan in the same manner as to holders of our common stock not participating in the plan.

     13. WHO VOTES THE SHARES HELD IN THE PLAN?

     Each plan participant will, for all purposes, be the record owner of all shares standing in his or her name, and will have full voting rights as to all whole shares held by that participant, the same as if a paper certificate had been issued to each participant.

     14. WHAT IS THE TAX STATUS OF REINVESTED CASH DIVIDENDS AND SHARES OF OUR COMMON STOCK ACQUIRED THROUGH THE PLAN?

     Participants are advised to consult their own tax advisors with respect to the tax consequences of their participation in the plan. The reinvestment of cash dividends does not relieve the participant of any income tax payable on such dividends. In general, we believe that stockholders who participate in the plan will have the same Federal and state income tax consequences with respect to dividends payable to them, as any other holder of our common stock. A plan participant will be treated for Federal income tax purposes as having received, on each dividend payment date, a dividend equal to the full amount of the cash dividend payable with respect to the participant's shares, even though that amount is not actually received by the participant in cash but, instead, is applied to the purchase of additional shares of our common stock for the participant's account under the plan. Each year a participant will receive all required Federal income tax statements which reflect the dividends paid on shares of our common stock registered in the participant's name and the dividends paid on the participant's credited shares of our common stock under the plan.

     Generally, any service fees paid on a participant's behalf are not subject to income taxes. Also, when open market purchases of our common stock are made, the pro-rata share of any brokerage fees attributable to such purchases will be included in the per-share price. The participant's tax basis for each share is the per-share price.

     A participant will not realize any taxable income upon receipt of certificates for shares of our common stock acquired through the plan. Gain or loss may also be recognized by a participant when shares of our common stock are sold by the participant after withdrawal from the plan. The amount of such gain or loss will be the difference between the amount a participant receives for such shares and the purchase cost thereof. Statements of a participant's plan account should be retained by the participant to help determine the tax basis of shares of our common stock acquired through the plan.

     15. WHAT IS OUR RESPONSIBILITY UNDER THE PLAN?

     Neither The State Bank nor Fentura Bancorp, Inc. shall be liable in administering the plan for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability: (1) arising out of failure to terminate the participant's plan account upon such participant's death prior to receipt of notice in writing of such death; (2) with respect to the prices at which shares of our common stock are purchased or sold for the participant's plan account and the time when such purchases or sales are made (provided, however, that nothing herein shall be deemed to constitute a waiver of any rights that a participant might have under the federal or applicable state securities laws); and (3) for any fluctuations in the market price after purchase or sale of shares of our common stock.

     16. WHO INTERPRETS AND REGULATES THE PLAN?

     Our board of directors reserves the right to interpret and regulate the plan.

     17. MAY THE PLAN BE AMENDED OR DISCONTINUED?

     Our board of directors may suspend, amend, or terminate the plan at any time. Plan participants will be notified of any such suspension, amendment or termination.

                                  LEGAL OPINION

     The validity of the shares of our common stock being offered has been passed upon by Varnum, Riddering, Schmidt & Howlett LLP, Grand Rapids, Michigan.

                                     EXPERTS

     Our  financial   statements   dated  as  of  December  31,  2000  and  1999
incorporated by reference in this prospectus have been incorporated herein in reliance upon the report of Grant Thornton LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed in (a) through (d) below and all documents subsequently filed pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering, shall be deemed to be incorporated by reference in this prospectus.

          (a) Our latest annual report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 which contains, either directly or by incorporation by reference, audited financial statements for our latest fiscal year for which a Form 10-K was required to have been filed.

          (b) Our Proxy Statement for the Annual Meeting of Shareholders held on April 25, 2001 filed pursuant to Section 14(a) of the Securities Exchange Act of 1934.

          (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.

          (d) The description of our common stock, registered under Section 12 of the Securities Exchange Act of 1934, contained in our Form 10-SB, filed with the SEC, including any amendment or reports filed for the purpose of updating such description.

          (e) All information included in the future in appendices to the Fentura Bancorp, Inc. Amended and Restated Automatic Dividend Reinvestment Plan Prospectus.

                                 INDEMNIFICATION

     The Michigan Business Corporation Act and provisions of the Bylaws of Fentura Bancorp, Inc. ("Corporation") provide for indemnification of our directors and officers in a variety of circumstances against liabilities arising in connection with the performance of their duties. The Corporation's Bylaws provide that its directors and officers are to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act ("MBCA"). Under the MBCA, directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys' fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys' fees), judgments, fines, penalties and reasonable settlement if it is determined that the person seeking indemnification acted in a good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys' fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

     In addition to the available indemnification referenced above, the Corporation's Articles of Incorporation, as amended, limit the personal liability of the members of its Board of Directors for monetary damages with respect to claims by the Corporation or its shareholders resulting from certain negligent acts or omissions.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

================================================================================

     No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with any offering to be made by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by Fentura Bancorp, Inc. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities descended herein, in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstance, create an implication that there has been no change in the facts set forth in this Prospectus or in the affairs of Fentura Bancorp, Inc. since the date hereof.

                                           FENTURA BANCORP, INC.

PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     Expenses in connection with the securities being registered herein are estimated to be as follows:

      Registration fee...................................             650
      Blue Sky fees and expenses.........................           2,000
      Printing...........................................             200
      Legal fees and expenses............................           4,000
      Accountants fees and expenses......................           1,000
      Miscellaneous expenses.............................           2,500
                                                                   ------
               Total.....................................     $    10,350
                                                                   ======

Item 15.  Indemnification of Directors and Officers.

     The Bylaws of Fentura Bancorp, Inc. ("Corporation") provide that its directors and officers are to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act ("MBCA"). Under the MBCA, directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys' fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys' fees), judgments, fines, penalties and reasonable settlement if it is determined that the person seeking indemnification acted in a good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys' fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

     In addition to the available indemnification referenced above, the Corporation's Articles of Incorporation, as amended, limit the personal liability of the members of its Board of Directors for monetary damages with respect to claims by the Corporation or its shareholders resulting from certain negligent acts or omissions.

     Under an insurance policy maintained by the Corporation, the directors and officers of the Corporation are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors and officers.

Item 16.  Exhibits

     Reference is made to the Exhibit Index which appears on page 10.

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by section 10(a)(3) of Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in registration statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Fenton, State of Michigan, on the 11th day of December, 2001.

                          FENTURA BANCORP, INC.



                          By /s/ Donald L. Grill
                          Donald L. Grill, President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on December 11, 2001, by the following persons in the capacities indicated.



/s/ Russell H. VanGilder*                   /s/ Forrest A. Shook*
Russell H. VanGilder,  Jr.,                 Forrest A. Shook, Vice Chairman
Chairman of the Board of Directors          of the Board of Directors


/s/ David A. Duthie*                        /s/ Peggy L. Haw-Jury*
David A. Duthie, Director                   Peggy L. Haw-Jury, Director


/s/ David Karr*                             /s/ Thomas P. McKenney*
David Karr, Director                        Thomas P. McKenney, Director



/s/ Ronald  L. Justice, Chief Financial
Officer and Secretary (also Principal
Accounting Officer)


* By /s/ Donald L. Grill
     Donald L. Grill
     Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit No.                           Description
-----------                           -----------

    4.1        Articles of Incorporation of Fentura Bancorp, Inc.*

    4.2        Amendment to Articles of Incorporation of Fentura Bancorp, Inc.**

    4.3        Bylaws of Fentura Bancorp, Inc.*

    4.4        Specimen Stock Certificate

    5.1 Opinion of Varnum, Riddering, Schmidt & Howlett LLP regarding legality of securities being registered

   23.1        Consent of Independent Accountants

   23.2 Consent of Varnum, Riddering, Schmidt & Howlett LLP (included in opinion filed as Exhibit 5.1)

   24.1 Power of Attorney (included on the signature page of this registration statement)

   99.1        Shareholder Authorization Form


*Incorporated by Reference to Form 10-SB Registration Number 0-27550.

**Incorporated by Reference to Form 10-K filed on March 20, 2001.

                                   Exhibit 4.4

                           Specimen Stock Certificate

NUMBER                                                                  SHARES


Incorporated Under the Law                             of the State of Michigan

                             Fentura Bancorp, Inc.
                 One Fenton Square, Fenton, Michigan 48430-0725



This Certifies that ________________________ is the owner of ___________________
Shares of the Capital Stock of Fentura Bancorp, Inc., par value Five Dollars ($5.00) per share transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _______________ date of _________________ A.D. ________

Countersigned:
        The State Bank
        One Fenton Square
        P.O. Box 725
        Fenton, MI 48430-0725
        Transfer Agent



By: _____________________________________                       President
           Authorized Signature

                                  CERTIFICATE
                                      FOR
                                     SHARES
                                     OF THE
                                 Capital Stock
                             Fentura Bancorp, Inc.

                                   ISSUED TO
                          ___________________________

                                     DATED
                          ___________________________

For Value Received, ______________________ hereby sell, assign and transfer unto
________________________________________________________________________________
____________________________________________________________________  Shares  of
the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________ to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _________________
        In presence of
_______________________________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

                                   Exhibit 5.1

               Opinion of Varnum, Riddering, Schmidt & Howlett LLP
                regarding Legality of Securities being Registered



                                December 10, 2001



Fentura Bancorp, Inc.
175 North Leroy
Fenton, Michigan  48430

      Re: Registration Statement on Form S-3 Relating to Fentura Bancorp, Inc. Common Stock

Gentlemen:

     With respect to the Registration Statement on Form S-3 (the "Registration Statement"), filed by Fentura Bancorp, Inc., a Michigan corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 100,000 shares of the Company's common stock, no par value, for issuance as described, we have
examined  such  documents  and  questions  of  law  we  consider   necessary  or
appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 100,000 shares covered by the Registration Statement have been duly and validly authorized by Fentura Bancorp, Inc., and, when sold, will have been duly and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                   Sincerely,

                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP


                  /s/ Varnum, Riddering, Schmidt & Howlett LLP

                                  Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 26, 2001, accompanying the consolidated financial statements incorporated by reference in the Annual Report of Fentura Bancorp, Inc. on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Fentura Bancorp, Inc. on Forms S-3 effective December 10, 2001 and to the use of our name as it appears under the caption "Experts."

                                                        /s/ Grant Thornton LLP


Southfield, Michigan
December 10, 2001

                                  Exhibit 99.1

                         Shareholder Authorization Form



                              FENTURA BANCORP, INC.

            AMENDED AND RESTATED AUTOMATIC DIVIDEND REINVESTMENT PLAN

                               AUTHORIZATION FORM


               *** Please Refer to Instructions on Reverse Side***


Please enroll me in the Amended and Restated Automatic Dividend Reinvestment Plan (the "Plan") of Fentura Bancorp, Inc. (the "Corporation") as indicated in this Authorization Form.

I have checked the box below to indicate how I wish to participate in the Plan.


              Option 1                         FULL DIVIDEND REINVESTMENT
                [ ]                            Reinvest the cash dividends  paid
                                               on all  Fentura  Bancorp   Common
                                               Stock now or hereafter registered
                                               in my name,  in shares of Fentura
                                               Bancorp Common stock.

              Option 2                         PERCENTAGE DIVIDEND REINVESTMENT
                [ ]                            Reinvest  the cash dividends paid
                                               on ___% of  all  Fentura  Bancorp
                                               Common  Stock  now  or  hereafter
                                               registered in my name (rounded to
                                               the   nearest  whole  share),  in
                                               shares of  Fentura Bancorp Common
                                               stock.   Pay me by check for cash
                                               dividends on the remaining shares
                                               for   which  dividends   are  not
                                               reinvested.



_______________________________________       __________________________________
Print Name As Shares Are Required                    Signature
_______________________________________       __________________________________
Print Name As Shares Are Required                    Signature
_______________________________________       __________________________________
Print Name As Shares Are Required                    Signature
_______________________________________       __________________________________
Print Name As Shares Are Required                    Signature

             (All registered holders must sign name on this Authorization Form.)

                              ___________________________________/______________
                                   Tax ID or SS No.                     Date

                                  INSTRUCTIONS


Completion of this Authorization Form directs The State Bank, who will administer the Plan for the Corporation, to apply your cash dividends in accordance with the option you have selected.


FULL DIVIDEND REINVESTMENT

This option directs The State Bank to use the cash dividends from all of the shares of Common Stock now or hereafter registered in your name to purchase additional shares of Common Stock.

PERCENTAGE DIVIDEND REINVESTMENT

This option directs The State Bank to use the cash dividends from the specified percentage of the shares of Common Stock, which are now or hereafter registered in your name, to purchase additional share of Common Stock. For example, if you own 500 shares of Common Stock, and you want to apply 75% of the cash dividend on your shares to purchase additional shares, check off the "Percentage Dividend Reinvestment" box and fill in 75 on the blank line in front of "% of." A check for the remaining 25% of cash dividends will continue to be mailed to you.

Your participation is subject to the terms of the prospectus describing the Plan and the Plan itself. You may withdraw or change your election by notifying The State Bank in writing.

Please address all inquiries concerning the Plan to The State Bank, 175 N. Leroy St., PO Box 725, Fenton, Michigan 48430-0725; phone 810-750-8725.


================================================================================
You may withdraw or change your election by notifying The State Bank in writing.

Please address all inquiries concerning the Plan to The State Bank, 175 N. Leroy St., PO Box 725, Fenton, Michigan 48430-0725; phone 810-750-8725.
================================================================================